Exhibit 5.1

Wilson Sonsini Goodrich & Rosati PROFESSIONAL CORPORATION	650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

December 11, 2018

Fluidigm Corporation

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the offering by Fluidigm Corporation, a Delaware corporation (the “Company”), of 9,372,500 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), including up to 1,222,500 shares that may be sold pursuant to the exercise of an option to purchase additional shares of common stock of the Company, pursuant to a Registration Statement on Form S-3 (Registration No. 333-216542) (the “Registration Statement”), filed by the Company on March 8, 2017, as amended on April 28, 2017, with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement related to the Shares to be filed by the Company with the SEC pursuant to Rule 424 (b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”).

We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Prospectus and pursuant to a purchase agreement to be entered into by and between the Company, Piper Jaffray & Co. and UBS Securities LLC as representatives of the several underwriters, substantially in the form attached as an exhibit to a Current Report on Form 8-K to be filed on or about December 12, 2018 by the Company with the SEC for incorporation by reference into the Registration Statement (the “Purchase Agreement”).

We are acting as counsel for the Company in connection with the sale of the Shares by the Company. In such capacity, we have examined the Registration Statement (including exhibits

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Fluidigm Corporation

December 11, 2018

thereto), the Prospectus and the Purchase Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Purchase Agreement, such Shares will be validly issued, fully paid and nonassessable.

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Fluidigm Corporation

December 11, 2018

We consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, to be filed on or about December 12, 2018, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

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